REGISTRAR AND TRANSFER COMPANY

RONSON CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 7, 1999

REPORT OF INSPECTORS OF ELECTION

                 We, the undersigned, having been duly appointed to act as Inspectors of Election at the Annual Meeting of Stockholders of  RONSON CORPORATION,  held on December 7, 1999, hereby certify that the number of shares of stock outstanding is 3,259,694; that the number of shares entitled to vote is 3,100,819; that the number of shares present thereat in person or by proxy is 2,733,322; that we received the votes of the Stockholders of said Meeting and that:

     1.  ELECTION OF DIRECTORS
         Class III (terms expire at 2002 Annual Meeting of Stockholders):

                              FOR          %        WITHHOLD        %
                              ---          -        --------        -
     Louis V. Aronson II    2,345,005     85.8      388,317       14.2

     I. Leo Motiuk          2,345,932     85.8      387,390       14.2

     2.  To ratify the appointment of DEMETRIUS  &  COMPANY,
         L.L.C., as independent auditors for the year 1999.

            FOR         %          AGAINST      %        ABSTAIN      %
            ---         -          -------      -        -------      -
         2,390,257     87.4        340,083     12.4       2,982      0.1

                                                   /s/Florence P. Bogaenko
                                                   -----------------------
                                                      Florence P. Bogaenko

                                                   /s/Gleidy Palomino Pinho
                                                   ------------------------
                                                      Gleidy Palomino Pinho